                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        Firearms Training Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(FATS LOGO)

                        FIREARMS TRAINING SYSTEMS, INC.
                            7340 MCGINNIS FERRY ROAD
                             SUWANEE, GEORGIA 30024

September 13, 1999

To Our Stockholders:

     On behalf of the Board of Directors and management of Firearms Training Systems, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on September 24, 1999, at 10:00 a.m., at the Marriott Hotel, 475 Technology Parkway, Norcross, GA 30092.

     At the Annual Meeting, stockholders will be asked to elect three (3) directors of the Company, all of whom are currently directors of the Company. In addition, stockholders will be asked to approve an increase of the Company's authorized shares of Class B Common Stock from 2,200,000 shares to 6,200,000 shares. Information about these persons, the increase in authorized shares and certain other matters is contained in the accompanying Proxy Statement. A copy of the Company's 1999 Annual Report to Stockholders, which contains financial statements and other important information about the Company's business, is also enclosed.

     It is important that your shares of stock be represented at the meeting, regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. However, if you wish to vote for reelecting the directors, all you need to do is sign and date the proxy card.

     Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

     We hope you are able to attend, and look forward to seeing you.

                                        Sincerely,

                                        (/s/ Peter A. Marino)

                                        Peter A. Marino
                                        CHIEF EXECUTIVE OFFICER AND PRESIDENT

                        FIREARMS TRAINING SYSTEMS, INC.
                            7340 MCGINNIS FERRY ROAD
                             SUWANEE, GEORGIA 30024

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 24, 1999

To the Stockholders of
Firearms Training Systems, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Firearms Training Systems, Inc. will be held at 10:00 a.m. on Friday, September 24, 1999, at the Marriott Hotel, 475 Technology Parkway, Norcross, GA 30092, for the following purposes:

     1. To elect three of the nine directors constituting the Board of Directors to serve for three years and until their successors are elected and qualified;

     2. To approve an amendment to the Certificate of Incorporation of the Company increasing the number of authorized shares of Class B Non-voting Common Stock from 2,200,000 shares to 6,200,000 shares; and

     3. Such other matters as may properly come before the meeting and any adjournment or postponement thereof.

     Only stockholders of record on August 31, 1999, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          (/s/John A. Morelli)

                                          John A. Morelli
                                          SECRETARY
Suwanee, Georgia
September 13, 1999

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                PROXY STATEMENT
                            DATED SEPTEMBER 13, 1999
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 24, 1999

     This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Firearms Training Systems, Inc. ("FATS" or the "Company") for use at FATS' 1999 Annual Meeting of Stockholders ("Annual Meeting") to be held on Friday, September 24, 1999, including any postponement, adjournment, or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Company's principal offices are located at 7340 McGinnis Ferry Road, Suwanee, Georgia 30024. The cost of soliciting proxies will be borne by the Company. Proxies will be solicited through the use of the mails by the directors, officers and employees of the Company. Management intends to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about September 13, 1999.

     Only stockholders of record at the close of business on August 31, 1999 (the "Record Date"), are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 19,058,946 shares of Class A Voting Common Stock, $.000006 par value per share ("Common Stock") of FATS outstanding and entitled to vote at the Annual Meeting. The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on any matter submitted for vote by the stockholders.

     Proxies in the accompanying form, duly executed and returned to the management of the Company, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     Proxies that are executed but which do not contain any specific instructions will be voted for the election of all the nominees for directors specified herein and in the discretion of the persons appointed as proxies on any other matter that may properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

     A copy of the Company's 1999 Annual Report to Stockholders which includes financial statements, but which does not constitute part of the proxy solicitation material, is being furnished herewith to each shareholder of record as of the close of business on August 31, 1999. Additional copies of the 1999 Annual Report to Stockholders and copies of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 will be provided free of charge upon written request to:

                        FIREARMS TRAINING SYSTEMS, INC.
                            7340 McGINNIS FERRY ROAD
                             SUWANEE, GEORGIA 30024
                      ATTN: INVESTORS RELATIONS DEPARTMENT

     If the person requesting the Form 10-K was not a stockholder of record on August 31, 1999, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to the Form 10-K will also be furnished on request and upon payment of the Company's expenses in furnishing the exhibits.

              OWNERSHIP OF STOCK BY DIRECTORS, EXECUTIVE OFFICERS
                           AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Class A Voting Common Stock ("Common Stock") and Class B Non-voting Common Stock ("Class B Stock") as of August 31, 1999 by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) the Company's chief executive officer and each of the other employees included in the Summary Compensation Table; and (iv) the Company's current directors and officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock indicated as being beneficially owned by them.

                                                       SHARES OF                SHARES OF
                                                         COMMON                  CLASS B
                                                         STOCK                    STOCK
                                                      BENEFICIALLY            BENEFICIALLY
                                                        OWNED(2)                OWNED(3)
            NAME OF BENEFICIAL OWNER(1)                  NUMBER        %         NUMBER          %
            ---------------------------               ------------    ----    -------------    -----
Centre Capital Investors II, L.P.                      6,104,451      32.0%     3,237,932       68.1%
Centre Partners Coinvestment, L.P.                       903,016       4.7%       458,121        9.6%
Centre Capital Offshore Investors II, L.P.             1,209,596       6.3%       641,668       13.5%
Centre Capital Tax-exempt Investors II, L.P.             682,428       3.6%       361,944        7.6%
Centre Partners Management LLC(4)                      8,076,500      42.4%     4,241,544       89.2%
Centre Partners II LLC(5)                              9,470,672      49.7%     4,753,502      100.0%
THIN International(6)                                  2,454,478      12.9%             -          -
Peter A. Marino(7)                                       195,883      *                 -          -
Juan C.G. de Ledebur(7)                                   78,483      *                 -          -
Robert F. Mecredy(7)                                      53,500      *                 -          -
Caryl G. Marsh(7)                                          8,684      *                 -          -
John A. Morelli(7)                                         2,980      *                 -          -
Lester Pollack(8)                                              -         -              -          -
William J. Bratton                                        13,735      *                 -          -
Gilbert F. Decker                                          6,868      *                 -          -
Craig I. Fields                                           34,470      *                 -          -
Frank S. Jones                                             6,334      *                 -          -
Jonathan H. Kagan(9)                                           -         -              -          -
Scott Perekslis(10)                                        9,005      *                 -          -
Paul J. Zepf(11)                                          10,506      *                 -          -
All current directors and executive officers as a
  group (13 individuals)(12)                             423,902       2.2%             -          -

------------------------------------

  *   Less than 1%
 (1) The address of Centre Capital Investors II, L.P., Centre Partners Coinvestment, L.P., Centre Capital Tax-exempt Investors II, L.P. (together with Centre Capital Offshore Investors II, L.P., the "Centre Partnerships"), Centre Partners Management LLC ("Centre Management") and Centre Partners II, LLC (together with Centre Capital Offshore Investors II, L.P., the "Centre Entities") is 30 Rockefeller Plaza, New York, New York 10020; the address of Centre Capital Offshore Investors II, L.P. is c/o Reid Management, Cedar House, 41 Cedar Avenue, Box HM 1179, Hamilton, Bermuda; and the address of THIN International N.V. ("THIN International") is Landhuis Joonchi, Koya Richard J. Beaujan z/n, P.O. Box 837, Curacao, Netherlands Antilles.
 (2) Based on 19,058,946 shares of Common Stock outstanding on August 31, 1999. Calculation of percentage of beneficial ownership assumes the exercise of all options exercisable within 60 days of August 31, 1999 only by the respective named shareholder.

 (3) The Centre Partnerships shown as beneficially owning Class B Stock own all outstanding shares of such stock and have entered into a binding agreement by which each has agreed not to exercise the right to convert Class B Stock for Common Stock provided by the Restated Certificate of Incorporation, if as a result of such conversion, the Centre Partnerships would hold, of record, or beneficially with power to vote, more than 50% of the shares of Common Stock outstanding immediately following such conversion unless concurrently with such conversion the shares of Common Stock are transferred to an unaffiliated person. Included within the shares of Class B Stock are 3,058,933 warrants currently exercisable into shares of Class B Stock.
 (4) Information regarding ownership of Common Stock by the Centre Entities is included herein in reliance on information set forth in a Form 4 filed by the Centre Entities in December 1998 with the Securities Exchange Commission (the "Commission"), reflecting ownership as of November 30, 1998 as well as information set forth in Schedule 13G filed by the Centre Entities in February, 1999. Pursuant to a Management Agreement, Centre Capital Investors II, L.P., Centre Partners Offshore Investors II, L.P. and Centre Capital Tax-exempt Investors II, L.P. have delegated voting and investment power with respect to the Common Stock beneficially owned by them to Centre Management and investment power over such shares of nonvoting Class B Stock; accordingly, the aggregate security ownership of those Centre Entities is reflected for Centre Management as well.
 (5) As general partner of Centre Partners Coinvestment, L.P. and general partner of the general partner of Centre Capital Investors II, L.P., Centre Partners Offshore Investors II, L.P. and Centre Capital Tax-exempt Investors II, L.P., Centre Partners II LLC ("Centre Partners") is reflected as beneficially owning the Common Stock and Class B Stock owned by those Centre Entities. In addition, pursuant to certain co-investment arrangements, Centre Partners has been delegated voting and investment power with respect to an additional 571,181 shares of Common Stock and 53,837 warrants. In addition, included within the shares of Class B Stock are 3,058,933 warrants currently exercisable into shares of Class B Stock.
 (6) Information regarding ownership of Common Stock by THIN International is included herein in reliance on information set forth in a Form 4 filed by THIN International in August 1998 with the Commission, reflecting ownership as of July 31, 1998. Mr. GH Thyssen-Bornemisza, a Swiss national resident in Monaco and chairman of TBG Holdings N.V., may be deemed to have sole voting and dispositive power over the Common Stock owned by THIN International.
 (7) Messrs. Marino, de Ledebur, Marsh, Mecredy and Morelli's beneficial ownership includes exercisable options for 95,396 shares, 23,665 shares, 8,684 shares, 21,652 shares and 3,454 shares, respectively. In addition, Messrs. Marino, de Ledebur, Mecredy and Morelli's beneficial ownership includes 2,215 shares, 1,034 shares, 1,138 shares and 980 shares, respectively held in a 401(k) plan for the benefit of each officer, over which each officer has been delegated voting and investment power. For Mr. Morelli, includes 2,000 shares of Common stock owned by his wife for which he disclaims any beneficial ownership.
 (8) Excludes 8,076,500 shares of Common Stock and 1,522,624 shares of Class B Stock and 2,718,920 warrants currently exercisable into Class B Stock for which Centre Management has been delegated voting and/or investment power and 9,470,672 shares of Common Stock and 1,694,569 shares of Class B Stock and 3,058,933 warrants currently exercisable into shares of Class B Stock for which Centre Partners is reflected as having beneficial ownership. Mr. Pollack is a Managing Director of each of Centre Management and Centre Partners and, as such, may be deemed to have voting and investment power over such shares of Common Stock and investment power over such shares of nonvoting Class B Stock. Mr. Pollack disclaims any beneficial ownership of such shares of Common Stock and Class B Stock.
 (9) Excludes 8,076,500 shares of Common Stock and 1,522,624 shares of Class B Stock and 2,718,920 warrants currently exercisable into Class B Stock for which Centre Management has been delegated voting and/or investment power and 9,470,672 shares of Common Stock and 1,694,569 shares of Class B Stock and 3,058,933 warrants currently exercisable into shares of Class B Stock for which Centre Partners is reflected as having beneficial ownership. Mr. Kagan is a Managing Director of each of Centre Management and Centre Partners and, as such, may be deemed to have voting and investment power over such shares of Common Stock and investment power over such shares of nonvoting Class B

     Stock. Mr. Kagan disclaims any beneficial ownership of such shares of Common Stock and Class B Stock.
(10) Includes 9,005 shares of Common Stock held in a 401(k) plan for the benefit of Mr. Perekslis, 467 shares of Series A preferred stock and 2,524 warrants currently exercisable into shares of Class B Stock, over which Mr. Perekslis has delegated voting and investment authority to Centre Partners pursuant to certain co-investment arrangements.
(11) Excludes 8,076,500 shares of Common Stock and 1,522,624 shares of Class B Stock and 2,718,920 warrants currently exercisable into Class B Stock for which Centre Management has been delegated voting and/or investment power and 9,470,672 shares of Common Stock and 1,694,569 shares of Class B Stock and 3,058,933 warrants currently exercisable into shares of Class B Stock for which Centre Partners is reflected as having beneficial ownership. Mr. Zepf is a Managing Director of each of Centre Management and Centre Partners and, as such, may be deemed to have voting and investment power over such shares of Common Stock and investment power over such shares of nonvoting Class B Stock. Mr. Zepf disclaims any beneficial ownership of such shares of Common Stock and Class B Stock. Includes 10,506 shares of Common Stock held in a 401(k) plan for the benefit of Mr. Zepf, 468 shares of Series A Preferred Stock, and 3,028 warrants currently exercisable into shares of Class B Stock, over which Mr. Zepf has delegated voting and investment authority to Centre Partners pursuant to certain co-investment arrangements.
(12) Excludes 8,076,500 shares of Common Stock and 1,522,654 shares of Class B Stock and 2,718,920 warrants currently exercisable for Class B Stock for which Centre Management has been delegated voting and/or investment power and 9,470,672 shares of Common Stock and 1,694,569 shares of Class B Stock and 3,058,933 warrants currently exercisable into shares of Class B Stock for which Centre Partners is reflected as having beneficial ownership, for which Messrs. Pollack, Kagan and Zepf may be deemed to have voting and/or investment power based on their serving as a Managing Director of such entities. Messrs. Pollack, Kagan and Zepf disclaim beneficial ownership of such shares of Common Stock and Class B Stock. Includes 19,511 shares of Common Stock held in 401(k) plans for the benefit of Messrs. Perekslis and Zepf, over which each such individual has delegated voting and investment authority to Centre Partners pursuant to certain co-investment arrangements.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                      AND INFORMATION REGARDING DIRECTORS

                       (ITEM NUMBER 1 ON THE PROXY CARD)

     The by-laws of FATS provide that the Board of Directors shall consist of not less than one director, with the exact number being set from time to time by the Board. The Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, as nearly equal in number as possible, each of which is elected for a three year term. Class III directors, consisting of the three nominees shown below, each of whom is currently serving as a director of the Company, will stand for election at the 1999 Annual Meeting for three-year terms expiring at the Annual Meeting of Stockholders in 2002 or until their successors are elected and qualified. The terms of the other six directors listed below will continue as indicated. The Board currently consists of nine directors.

     Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock entitled to vote for the election of directors at a meeting at which a quorum is present. A quorum will be present for the Annual Meeting when the holders of a majority of the shares outstanding on the Record Date are present in person or by proxy. Proxies submitted which contain abstentions or broker non-votes are included in determining whether a quorum is present, but will not affect the outcome of the vote. Unless otherwise indicated on a proxy, all duly executed proxies granted by the holders of Common Stock will be voted individually at the Annual Meeting for the election of each nominee. Each nominee has indicated that he will serve if elected, but if the situation should arise that any nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors. Each person elected as a director shall serve a three-year term that continues until the Annual Meeting of Stockholders in the third year of his term and until his successor, if there is to be one, is duly elected and qualified.

PAUL J. ZEPF                          MANAGING DIRECTOR,
                                      CENTRE PARTNERS MANAGEMENT LLC


     Paul J. Zepf, age 34, has served as a Director of the Company since July 31, 1996. Since 1998, Mr. Zepf has been a Managing Director of Centre Partners Management LLC and a Managing Director of Corporate Advisors, L.P. From 1995 to 1998, Mr. Zepf was a Principal of Centre Partners Management LLC and a Principal of Corporate Advisors, L.P. Mr. Zepf also served as a Vice President of Corporate Advisors, L.P. from 1993 to 1995. Mr. Zepf also serves as a Director of LaSalle Re Limited, BUCA, Inc. and Nationwide Credit, Inc. Mr. Zepf is a member of the Compensation Committee and is a member of the Option Subcommittee of the Compensation Committee of the Board of Directors.


CRAIG I. FIELDS                       CORPORATE DIRECTOR

     Craig I. Fields, age 53, has served as a Director of the Company since September 17, 1996. From 1994 until the present, Dr. Fields has served on various boards of directors, including the boards of ENSCO, Projectavision, Inc., Alliance Gaming Corporation, Perot Systems, Network Solution and Music Holdings Corp. From 1990 to 1994, Dr. Fields served as Chairman and Chief Executive Officer of the Microelectronics and Computer Technology Corporation, a for-profit research and development consortium involved in information technology. Dr. Fields is Chairman of the Defense Science Board. Mr. Fields is a member of the Compensation Committee and is a member of the Option Subcommittee of the Compensation Committee of the Board of Directors.

GILBERT F. DECKER                     CORPORATE DIRECTOR

     Gilbert F. Decker, age 62, has served as a Director of the company since December 31, 1997. Prior to becoming a private consultant in 1997, Mr. Decker was the Assistant Secretary of the Army, Research, Development and Acquisition from 1994 to 1997. Prior to 1994, Mr. Decker held positions of Chief Executive Officer and President in Xeruca Holding, Inc., Acurex Corporation and Penn Central Federal Systems Company. Mr. Decker has served on the boards of several government and public organizations including the

Army Science Board, Air Force Studies board, Defense Science Board and Engineering Advisory board to Johns Hopkins University. Mr. Decker is a member of the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO ELECT PAUL J. ZEPF, CRAIG I. FIELDS AND GILBERT F. DECKER AS CLASS III DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

     The following Class I directors were elected in fiscal 1998 and their present terms expire with the Annual Meeting of Stockholders in 2000:

PETER A. MARINO                       CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                      FIREARMS TRAINING SYSTEMS, INC.

     Peter A. Marino, age 57, has served as a Director of the Company since September 17, 1996 and became Chief Executive Officer and President on October 15, 1996. Prior to joining the Company, Mr. Marino served as Senior Vice President of Raytheon E-Systems, Inc. from 1991 to 1996. Mr. Marino previously served as President and Chief Operating Officer of Fairchild Industries and prior to such service was President and Chief Operating Officer of Lockheed Electronics Co., Inc. Prior to such service, Mr. Marino held various positions at the Central Intelligence Agency, including Director of the Office of Technical Services. Mr. Marino serves as a director of Space Imaging, Inc. and is a member of the Defense Science Board.

LESTER POLLACK                        MANAGING DIRECTOR
                                      CENTRE PARTNERS MANAGEMENT LLC


     Lester Pollack, age 66, has served as a Director of the Company since July 31, 1996 and as Chairman of the Board since September 17, 1996. Mr. Pollack has served as Managing Director of Centre Partners Management LLC since 1995. Mr. Pollack has been Senior Managing Director of Corporate Advisors, L.P., the general partner of Corporate Partners, L.P. and Corporate Offshore Partners, L.P., since 1988 and was a Managing Director of Lazard Freres & Co. LLC from 1995 to 1998 (prior thereto a General Partner) and Chief Executive Officer of Centre Partners, L.P. since 1986. Mr. Pollack also serves as a director of LaSalle Re Limited, Parlex Corporation, Rembrandt Photo Services, Nationwide Credit Inc., and Tidewater, Inc. Mr. Pollack is a member of the Compensation Committee of the Board of Directors.


SCOTT PEREKSLIS                       PRINCIPAL
                                      CENTRE PARTNERS MANAGEMENT LLC

     Scott Perekslis, age 31, has served as a Director of the Company since July 31, 1996. Mr. Perekslis also served as a Vice President of the Company from July 31, 1996 through July 18, 1997. Since 1995, Mr. Perekslis has been a Principal of Centre Partners Management LLC and a Principal of Corporate Advisors, L.P. From 1991 to 1995, Mr. Perekslis was an Associate of Corporate Advisors, L.P. Mr. Perekslis also serves as a director of Hyco International, Inc. and KIK Corporation Holdings, Inc. Mr. Perekslis is a member of the Compensation Committee of the Board of Directors.

     The following Class II directors were elected in fiscal 1999 and their present terms expire with the Annual Meeting of Stockholders in 2001:

WILLIAM J. BRATTON                    CHIEF OPERATING OFFICER AND PRESIDENT
                                      CARCO GROUP, INC.

     William J. Bratton, age 51, has served as a Director of the Company since September 17, 1996. Mr. Bratton has been the President and Chief Operating Officer of CARCO Group, Inc. since 1998. From 1996 to 1997, Mr. Bratton served as Vice Chairman of First Security Services Corporation and President of its new subsidiary First Security Consulting, Inc. From 1994 to 1996, Mr. Bratton served as Police Commissioner of the City of New York. In 1992 he served as Superintendent in Chief of the Boston Police Department and was appointed Police Commissioner of the Boston Police Department in 1993. From 1990 to 1992,

Mr. Bratton served as Chief of the New York City Transit Police. Mr. Bratton also serves as a director of Rite-Aid Corporation and First Security Services Corporation.

JONATHAN H. KAGAN                     MANAGING DIRECTOR
                                      CENTRE PARTNERS MANAGEMENT LLC

     Jonathan H. Kagan, age 43, has served as a Director of the Company since July 31, 1996. Mr. Kagan also served as Secretary of the Company from July 31, 1996 through July 18, 1997. Mr. Kagan has served as Managing Director of Centre Partners Management LLC since 1995. Mr. Kagan has been a Managing Director of Corporate Advisers, L.P. since 1990. Mr. Kagan was associated with Lazard Freres & Co. LLC from 1980 to 1998 and was a Managing Director from 1995 to 1998 (prior thereto a General Partner). Mr. Kagan also serves as a Director of Jeepers! Inc., Hyco International, Inc. and Staff Leasing, Inc. Mr. Kagan is a member of the Audit Committee of the Board of Directors.

FRANK S. JONES                        CORPORATE DIRECTOR

     Frank S. Jones, age 70, has served as a Director of the Company since April 16, 1998. Mr. Jones has served as assistant dean at the Harvard Business School, a group brand manager at a consumer products company, and as Ford Professor of Urban Affairs at the Massachusetts Institute of Technology from which he retired in 1992. Mr. Jones also serves as a Director of Polaroid Corporation and Scientific Games Holdings Corporation. Mr. Jones is a member of the Audit Committee of the Board of Directors.

                            DIRECTORS' COMPENSATION

     Each director of the Company who is not an employee of the Company is entitled to receive annual compensation of $20,000, payable quarterly. In addition, directors of the Company are reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors or committees thereof. In fiscal 1998, Messrs. Fields, Bratton and Decker were granted options (with exercise prices ranging from $5.1875 to $11.75 per share) to purchase 13,000, 3,500 and 16,600 shares of Common Stock, respectively in connection with their serving as directors of the Company which options in the case of Mr. Fields included 3,000 options granted in connection with services he also rendered pursuant to a consulting agreement. In fiscal 1999, Messrs. Fields, Bratton, Decker and Jones were granted options (with exercise prices ranging from $7.3125 to $7.625 per share) to purchase 11,000, 1,000, 1,000 and 16,600 shares of Common Stock respectively, in connection with their serving as directors of the Company, which options in the case of Mr. Fields included 10,000 options granted in connection with services he also rendered pursuant to a consulting agreement. Directors who are also employees of the Company are not separately compensated for their services as directors.

     Pursuant to the Securities Purchase Agreement dated November 13, 1998 with Centre Capital Investors II, L.P., Centre Partners Coinvestment, L.P., Centre Capital Tax-Exempt Investors II, L.P., and Centre Capital Offshore Investors II, L.P., Messrs. Pollack, Kagan, Perekslis and Zepf, directors of the Company who are affiliated with the Centre Partnerships agreed to receive in lieu of annual director's fees of $20,000, for each director, options to purchase at $1.03125 per share an aggregate of 106,700 shares of Class A Common Stock, exercisable in equal quarterly installments beginning December 31, 1998 which such directors assigned to Centre Partners Management LLC. As of August 31, 1999, 80,025 shares of Class A Common Stock were exercisable from this grant.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company meets on a regular basis to supervise, review, and direct the business and affairs of the Company. During the Company's 1999 fiscal year, the Board held five meetings and also approved actions through TWO unanimous consents of the Board of Directors in lieu of a meeting. The Board of Directors has established an Audit, a Compensation and a Strategic Planning Committee, to which it has assigned certain responsibilities in connection with the governance and management of the

Company's affairs. The Company has no standing nominating committee or other committee performing similar functions and such functions are performed by the Board of Directors.

     Each of the current directors attended at least 75% of the total number of meetings of the Board and the committees on which he served during the period he served in such position.

     Audit Committee. The Board of Directors established the Audit Committee in September 1996 to: (i) make recommendations concerning the engagement of independent public accounts; (ii) review with the independent public accountants the plans for and scope of the audit, the audit procedures to be utilized and the results of the audit; (iii) approve the professional services provided by the independent public accountants; (iv) review the independence of the independent public accountants; and (v) review the adequacy and effectiveness of the Company's internal accounting controls. Messrs. Kagan, Decker and Jones are the members of the Audit Committee. During the Company's 1999 fiscal year, the Audit Committee held one meeting.

     Compensation Committee. The Board of Directors established the Compensation Committee in September 1996 to determine compensation of the Company's executive officers and to administer the Company's Stock Option Plan. Messrs. Pollack, Perekslis, Fields and Zepf are the members of the Compensation Committee. During the Company's 1998 fiscal year, the Compensation Committee held one meeting.

     Option Subcommittee. The Board of Directors established the Option Subcommittee of the Compensation Committee to consider and approve all compensation items which qualify as performance-based compensation within the meaning of Section 162(m)(4)(c) of the Internal Revenue Code, including without limitation, all grants of stock options pursuant to the Company's Stock Option Plan. Messrs. Fields and Zepf are members of the Option Subcommittee. During the Company's 1999 fiscal year, the Option Subcommittee together with its predecessor committee held three meetings and also approved actions through two unanimous consents of the Compensation Committee in lieu of a meeting.

     Strategic Planning Committee. The Board of Directors established the Strategic Planning Committee in January 1999 to provide guidance, evaluation and planning for strategic issues facing the Company. Messrs. Marino, Decker, Fields and Kagan are members of the Strategic Planning Committee. During the Company's 1999 fiscal year, the Strategic Planning Committee did not hold a meeting.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation earned for services rendered to the Company in all capacities during the fiscal years ended March 31, 1999, 1998 and 1997 by the Company's chief executive officer and each of the Company's other four most highly compensated executive officers serving at March 31, 1999 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG TERM
                                                                                                   COMPENSATION
                                                              ANNUAL COMPENSATION                     AWARDS
                                                 ---------------------------------------------     ------------
                                                                                     OTHER          SECURITIES
                                                                                     ANNUAL         UNDERLYING       ALL OTHER
                                                 FISCAL    SALARY      BONUS      COMPENSATION       OPTIONS        COMPENSATION
         NAME AND PRINCIPAL POSITION              YEAR       ($)        ($)           ($)              (#)              ($)
         ---------------------------             ------    -------    -------     ------------     ------------     ------------
Peter A. Marino(1)                                1999     350,000         --        4,800(4)         21,000               --
  President and Chief Executive Officer           1998     350,000    150,000        6,865(4)             --               --
                                                  1997     148,076     75,000           --           707,160          324,448(2)
Robert F. Mecredy                                 1999     158,000         --        4,740(4)         20,000               --
  Executive Vice President                        1998     155,000    120,000        2,435(4)         10,000               --
                                                  1997     144,179    175,000(3)     3,093(4)        182,600               --
Juan C. G. de Ledebur                             1999     135,000         --        4,050(4)         22,000               --
  Vice President, Sales and Marketing             1998     145,000    110,000        2,417(4)         10,000               --
                                                  1997     156,477    135,000(3)     7,115(4)(6)     212,148               --
Caryl G. Marsh                                    1999     133,901         --           --            23,000(5)            --
  Vice President, Operations                      1998      78,495     20,000           --            22,000               --
                                                  1997       6,642      6,000           --                --               --
John A. Morelli                                   1999      84,950         --        2,482(4)         13,000(5)            --
  CFO                                             1998      72,000      6,000        1,170(4)          3,000               --
                                                  1997      42,250      6,000           --             9,960

------------------------------------

(1) Mr. Marino became the Company's President and Chief Executive Officer on October 15, 1996.
(2) Mr. Marino received a bonus of $155,000 and 36,852 shares of common stock valued at $119,880 in connection with his employment agreement, Mr. Marino, also, was reimbursed for moving expenses of $49,568
(3) Messrs. de Ledebur and Mecredy received transition bonuses as part of the Company's Recapitalization of $50,000 each,
(4) Matching contributions made by the Company to its 401(k) plan.
(5) Messrs. Marsh and Morelli had 22,000 and 3,000 option shares, respectively, repriced at $3.253 per share during fiscal 1999 (they were not executive officers at the time).
(6) Provision of automobile allowance for Mr. de Ledebur of $4,800 in 1997.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                                                  POTENTIAL
                                                                                                             REALIZABLE VALUE AT
                                                                                                                ASSUMED ANNUAL
                                               NO. OF         % OF TOTAL                                        RATES OF STOCK
                                             SECURITIES      OPTIONS/SARS                                     PRICE APPRECIATION
                                             UNDERLYING       GRANTED TO                                      FOR OPTION TERMS *
                                             OPTION/SARS     EMPLOYEES IN     EXERCISE OR     EXPIRATION     --------------------
                                               GRANTED       FISCAL YEAR      BASE PRICE         DATE          5%           10%
                                             -----------     ------------     -----------     ----------     -------      -------
Peter A. Marino                                10,000(1)         1.20%          $ 7.625        04/17/05      31,041       72,340
                                                6,000(1)         0.73%            8.000        04/17/05      19,541       45,538
                                                5,000(1)         0.60%           12.000        04/17/05      24,426       56,923
Robert F. Mecredy                              10,000(1)         1.20%            7.625        04/17/05      31,041       72,340
                                                5,000(1)         0.60%            8.000        04/17/05      16,284       37,949
                                                5,000(1)         0.60%           12.000        04/17/05      24,426       56,923
Juan C. G. de Ledebur                          10,000(1)         1.20%            7.625        04/17/04      25,932       58,832
                                                7,000(1)         0.84%            8.000        04/17/05      22,798       53,128
                                                5,000(1)         0.60%           12.000        04/17/05      24,426       56,923
Caryl G. Marsh                                  3,000(1)         0.36%            1.781        12/11/08       2,946        7,257
                                                1,000(1)         0.12%            3.253        04/17/04       1,106        2,510
                                                6,000(1)         0.73%            3.253        01/09/05       7,946       18,517
                                               20,000(1)         2.42%            3.253        06/25/05      26,486       61,724
                                               15,000(1)         1.81%            3.253        12/11/05      19,864       46,293
John A. Morelli                                 8,000(1)         0.96%            1.781        12/11/08       7,857       19,351
                                                5,000(1)         0.60%            3.253        06/25/05       6,621       15,431
                                                3,000(1)         0.36%            3.253        12/11/08       5,380       13,252

------------------------------------

  * These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in these columns will be achieved or if achieved, will exist at the time of any option exercise.

(1) Options are generally exerciseable as follows: (i) 33 1/3% on the first anniversary of the option issue date (the "option date"), (ii) 33 1/3% on the second anniversary of the option date, and (iii) 33 1/3% on the third anniversary of the option date.

                         FISCAL YEAR-END OPTION VALUES

                                                         NO. OF SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT               IN-THE-MONEY OPTIONS
                                                                FISCAL YEAR END                 AT FISCAL YEAR END (1)
                                                        -------------------------------     -------------------------------
                                                        EXERCISEABLE     UNEXERCISEABLE     EXERCISEABLE     UNEXERCISEABLE
                                                        ------------     --------------     ------------     --------------
Peter A. Marino                                            95,396           632,764             --                --
Robert F. Mecredy                                          12,652           190,948             --                --
Juan C. G. de Ledebur                                      23,665           220,483             --                --
Caryl G. Marsh                                              8,684            36,316             --                --
John A. Morelli                                             3,454            22,506             --                --

------------------------------------

(1) As required by the rules of the Securities and Exchange Commission, the value of unexercised in-the-money options is calculated based on the closing sales price of the Company's Common Stock on The Nasdaq Stock Market as of the last business day of its fiscal year, March 31, 1999, which was $1.03125 per share.

                         EMPLOYMENT AND RELATED MATTERS

     Employment Agreement with Mr. Marino. The Company has entered into an employment agreement with Mr. Marino with an initial term expiring March 31, 2002, with automatic one-year extensions thereafter unless terminated by either party. Pursuant to the agreement, Mr. Marino serves as Chief Executive Officer and President at an annual base salary of $350,000, subject to review and annual increases as approved by the Board of Directors. Mr. Marino also is eligible for annual bonuses based on the Company reaching targeted EBITDA levels for each fiscal year, with a maximum of $225,000 in bonus payable for each fiscal year (or such greater amount as determined by the Board of Directors). In connection with the execution of the employment agreement, in fiscal 1997 Mr. Marino received a bonus of $155,000, was granted 36,852 shares of Common Stock and was granted options to purchase 707,160 shares of Common Stock, consisting of Series A Options for 353,580 shares and Series B Options for 353,580 shares. The Company also paid Mr. Marino's reasonable expenses in relocating to the Atlanta area. Pursuant to the employment agreement, Mr. Marino agreed to purchase 61,420 shares of Common Stock at approximately $3.25 per share. Mr. Marino also is subject to a covenant not to compete with the Company during the period of his employment with the Company or any period during which he receives payments from the Company pursuant to the employment agreement and for a period of two years thereafter.

     Employment Agreement with Mr. Morelli. The Company has entered into an employment agreement with Mr. Morelli with the term expiring September 30, 2000 subject to certain change of control restrictions. Pursuant to the agreement, Mr. Morelli serves as Chief Financial Officer, Treasurer and Secretary at an annual base salary of $105,000, subject to review and annual increases as approved by the Board of Directors. Mr. Morelli also is eligible for annual bonuses based on the discretion of the Board of Directors Compensation Committee. Mr. Morelli also is subject to a covenant not to compete with the Company during the period of his employment with the Company or any period during which he receives payments from the Company pursuant to the employment agreement and for a period of two years thereafter.

     Non-Competition Agreements. The Company has entered into an Agreement to Limit Future Competition with each current member of senior management of the Company and other key employees. Pursuant to such agreements each such employee has agreed, for a period of two years following the termination of employment with the Company, not to: (i) be employed by specified businesses in an executive capacity; (ii) use or permit to be used his executive skills, knowledge or expertise for the benefit of any such business; and (iii) use or permit to be used competitively sensitive information received while employed by the Company for the benefit of any such business.

                              CERTAIN TRANSACTIONS

     On April 24, 1998, the Centre Partnerships pursuant to a written agreement exchanged certain shares of Class A Voting Common Stock owned by each of them for an equal number of shares of Class B Non-voting Common Stock in the amounts as shown under "OWNERSHIP OF STOCK BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS." In connection with such agreement, the Centre Partnerships each agreed not to exercise the right to convert Class B Stock for Common Stock provided by the Restated Certificate of Incorporation if, as a result of such conversion, the Centre Partnerships would hold of record, or beneficially, with power to vote, more than 50% of the shares of Class A Common Stock outstanding immediately following such conversion unless concurrently with such conversion the shares of Class A Common Stock are transferred to an unaffiliated person. The transaction, which was approved by the Board of Directors was carried out in order to permit the Company to engage in acquisition transactions after expiration of two years which could be accounted for as a pooling under generally accepted accounting principles and is believed by the Company to have been of no monetary value to the Centre Partnerships.

     On November 13, 1998 the Centre Partnerships entered into a Securities Purchase Agreement with the Company whereby the Centre Partnerships, for $3,000,030 purchased 18,182 units of a security comprised of 18,182 shares of Series B Preferred Stock (the "Preferred Stock") and 2,909,120 in the aggregate of non-detachable warrants to purchase Class B non-Voting Common Stock ("Class B stock") with an exercise price of $1.03125. Each unit of the security includes one share of Preferred Stock and 160 warrants, and the security bears a dividend of 8% per annum payable quarterly in additional units of the security. The Preferred Stock is subject to mandatory redemption on November 13, 2003 at the liquidation value thereof. It is also subject to redemption at the option of the holder in the event of a change of control of the Company as defined.

     On June 1, 1999 certain subsidiaries of the Company established a revolving line of credit in the amount of $3,000,000 with a financial institution with a maturity date of May 26, 2000. The payment of obligations under the Subsidiary Line are guaranteed by the Centre Partnerships as well as by the Company and certain of its subsidiaries.

     In exchange for such guarantees certain of the Centre Partnerships received an aggregate fee of $50,000 in cash and would be entitled to be paid an additional aggregate funding fee of $250,000 in the event any payments were made by certain Centre Partnerships to the financial institution.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Pollack, Fields, Perekslis and Zepf served as members of the Company's Compensation Committee during the 1999 fiscal year. While Mr. Pollack is Chairman of the Board and Mr. Perekslis was a Vice President of the Company through July 18, 1997, none is otherwise an employee, officer or former employee or officer of the Company or its subsidiaries.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has provided the following report:

     The compensation policies of the Company have been developed to link the compensation of executive officers with the development of enhanced value for the Company's stockholders. Through the establishment of both short-term and long-term incentive plans and the use of base salary and performance bonus combinations, the Company seeks to align the financial interests of its executive officers with those of its stockholders.

PHILOSOPHY AND COMPONENTS

     In designing its compensation programs, the Company follows its belief that compensation should reflect both the Company's recent performance and the value created for stockholders, while also supporting the broader business strategies and long-range plans of the Company. In doing so, the compensation programs reflect the following general characteristics:

     * The Company's financial performance and, in particular, that of the individual.

     * An annual incentive arrangement that generates a portion of compensation based on the achievement of specific performance goals in relation to the Company's internal budget and strategic initiatives, with superior performance resulting in enhanced total compensation.

     The Company's executive compensation is based upon the components listed below, each of which is intended to serve the overall compensation philosophy:

     BASE SALARY. Base salary is intended to be set at a level that approximates the competitive amounts paid to executive officers of similar businesses in structure, size, and industry orientation. Competitive amounts are determined informally through a review of published compensation surveys and proxy statements of other companies, including some, but not all, of the companies in the peer group selected for purposes of the stock performance graph set forth elsewhere in this Proxy Statement.

     INCENTIVE COMPENSATION. In accordance with the Company's philosophy of tying a substantial portion of the overall compensation of its executive officers to the achievement of specific performance goals, an incentive plan has been developed for the executive officers. The Company's incentive plan is designed to reward superior performance with total compensation above competitive levels. On the other hand, if performance goals are not achieved and the Company suffers as a result, compensation of affected executive officers may fall below competitive levels.

     STOCK OPTIONS. The Company periodically considers awards to its executive officers of stock options granted under the terms of its Stock Option Plan. Options are awarded by the Option Subcommittee to selected executive officers and other persons in recognition of outstanding contributions they may have made (or are being motivated to make) to the Company's growth, development, or financial performance. The awarding of options is designed to encourage ownership of the Company's Common Stock by its executive officers, thereby aligning their personal interests with those of our shareholders.

     The Compensation Committee reviews and determines the compensation of the executive officers of the Company with this philosophy on compensation as its basis. While promoting initiative and providing incentives for superior performance on behalf of the Company for the benefit of its shareholders, the Compensation Committee also seeks to assure that the Company is able to compete for and retain talented personnel who will lead the Company in achieving levels of growth and financial performance that will enhance shareholder value over the long-term as well as short-term.

CEO COMPENSATION

     Effective October 15, 1996, the Company entered into an employment agreement with Mr. Marino as Chief Executive Officer and President for a term that extends to March 31, 2002, and is renewable for successive one-year terms thereafter unless either party chooses not to renew. Details about that agreement are provided under "Executive Compensation -- Employment and Related Matters" above.

     The Compensation Committee believes that the compensation terms of Mr. Marino's employment agreement are consistent with and reflect the Company's executive compensation philosophy. The base salary provided to Mr. Marino is consistent with what the Compensation Committee believes is competitive in the Company's industry, and the opportunities for bonus compensation are tied to the Company's performance in terms of value to its stockholders. Additionally, the options that have been granted to Mr. Marino are subject to vesting over a period of years.

                           The Compensation Committee

    Lester Pollack  *  Craig I. Fields  *  Scott Perekslis  *  Paul J. Zepf

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of The Nasdaq National Market (U.S.) and the cumulative total return for a group of companies consisting of Apollo Group Inc., CBT Group Plc, Evans & Sutherland Computer Corporation, Imax Corporation, Learning Tree International, Orbital Sciences Corporation, REMEC Inc. and the Wyman-Gordon Company, for the period commencing November 27, 1996, the date that the Company's Common Stock became publicly traded, and ending on March 31, 1999.
Note: The proxy graph for fiscal year 1997 included both Flightsafety International, Inc. and National Education Corporation; however, neither of these companies currently has securities which are traded and they have been excluded from the Peer Group.

                                                    FIREARMS TRAINING              PEER GROUP              NASDAQ STOCK MARKET
                                                    -----------------              ----------              -------------------
11/27/96                                                 100.000                     100.000                     100.000
12/31/96                                                  86.239                     106.969                     100.288
3/31/97                                                   91.743                      93.492                      94.903
6/30/97                                                  100.917                     130.781                     112.021
9/30/97                                                   45.872                      147.24                     139.946
12/31/97                                                  38.073                     141.727                     121.986
3/31/98                                                   66.055                     163.094                     142.597
6/30/98                                                   18.349                     150.134                     147.185
9/30/98                                                    5.046                      95.430                     133.525
12/31/98                                                  10.321                     121.464                     173.235
3/31/99                                                    7.569                      97.130                     193.584

------------------------------------

     Graph reflects $100 invested on November 27, 1996 and the reinvestment of any dividends in (i) Company Common Stock, (ii) the common stocks of the group of companies identified above that have been selected by the Company as its peers, and (iii) the Nasdaq Stock Market -- Composite index.

* To be completed before final proxy submission.

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION


DESCRIPTION OF CLASS B NON-VOTING COMMON STOCK


     The authorized capital stock of the Company currently consists of 68,060,000 shares of Class A Common Stock, par value $0.000006 per share (the "Class A Common Stock"), 2,200,000 shares of Class B Non-voting Common Stock, par value $0.000006 per share ("Class B Common Stock"), and 200,000 shares of preferred stock, par value $0.10 per share (the "Preferred Stock") of which 38,000 shares have been designated as Series A Preferred Stock. The following summary of certain provisions of the Company's capital stock describes the material provisions, but does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Incorporation and the By-laws of the Company and by the provisions of applicable law.

     Holders of shares of Class B Common Stock are not entitled to vote on any matter submitted to a vote of stockholders, except as may be explicitly required by statute in particular situations. Each share of Class B Common Stock is convertible at any time for no additional consideration, at the option of its holder and upon notice to the Company of such election, into one share of Class A Common Stock. Holders of Class B Common Stock are not entitled to preemptive rights.

     Holders of shares of Class A Common Stock and Class B Common Stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available for such purpose, subject to the rights of the holders of any Preferred Stock that may be outstanding. No dividends may be declared or paid in cash or property on any share of any Class of common stock, unless simultaneously the same dividend is declared or paid on each share of the other Class of common stock.

     Upon liquidation, dissolution or winding-up of the Company, the holders of Class A Common Stock and Class B Common Stock are entitled to share ratably in all assets available for distributions after payment in full of liabilities and preferences applicable to the holders of any then outstanding Preferred Stock. There are no redemption or sinking fund provisions applicable to the Class B Common Stock. The rights, preferences and privileges of holders of Class B Common Stock are subject to the terms of any series of Preferred Stock that the Company may issue in the future.


PROPOSED INCREASE IN AUTHORIZED CLASS B NON-VOTING COMMON STOCK


     Pursuant to the Securities Purchase Agreement with the Centre Partnerships as described above under "Certain Transactions", the Company has issued and sold 18,182 shares of its Series A Preferred Stock and Warrants to purchase an aggregate of 2,909,120 shares of the Company's Class B Common Stock. The Company covenanted under the Securities Purchase Agreement that it would use its best efforts to take all action necessary, desirable or appropriate to have, reserve and keep available at all times out of the Company's authorized but unissued shares of capital stock the full number of shares of Class B Common Stock issuable upon exercise of the Warrants and any additional Warrants issuable in respect of dividends on the Preferred Stock, and the full number of Class A Common Stock into which such shares are convertible. Since the Company has only 2,200,000 authorized shares of Class B Common Stock of which 1,694,569 are currently outstanding, there are not sufficient authorized shares of Class B Common Stock should the presently outstanding Warrants and additional Warrants required to be issued in connection with future Preferred Stock dividends (constituting approximately 3.4 million shares) be exercised.

     The Board of Directors in a meeting held on November 11, 1998, declared it advisable that the Certificate of Incorporation of the Corporation be amended so that, as amended, the first paragraph of Article Fourth shall read as follows:

          "The Corporation is authorized to issue three classes of shares to be designated as Preferred Stock, Class A Common Stock and Class B Non-Voting Common Stock. The total number of shares of Preferred Stock the Corporation shall have authority to issue shall be 36,000, $.10 par value, and the total number of shares of Class A Common Stock the Corporation shall have the authority to issue shall be 68,060,000, $.000006 par value, and the total number of shares of Class B Non-Voting Common Stock the Corporation shall have the authority to issue shall be 6,200,000, $.000006 par value."

and that such amendment be submitted to the stockholders of the corporation for approval.

     The Board of Directors believes it is desirable to authorize additional shares of Class B Common Stock in order to comply with the covenants in the Securities Purchase Agreement and to avoid the penalties which may arise from an action for specific performance or other remedies if the Company fails to comply with the covenant.

     The Board of Directors has no current intention of issuing any shares of Class B Common Stock other than in order to comply with the terms of the Securities Purchase Agreement.

     Approval of the Amendment will require the affirmative vote of a majority of the outstanding shares of the Company's Class A Common Stock entitled to vote thereon.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY INCREASING THE NUMBER OF AUTHORIZED SHARES OF CLASS B NON VOTING COMMON STOCK.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, appoints each year the firm that will serve as the Company's independent public accountants. The Board has appointed Arthur Andersen LLP, which firm served as independent public accountants for the Company during the past fiscal year, to serve as such accountants for the current fiscal year. Such appointment is not subject to ratification or other vote by the stockholders.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Stockholders, with opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Stockholders who desire to submit to the Company proposals for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Stockholders of Firearms Training Systems, Inc. must submit such proposals to the Secretary of the Company for receipt by the Secretary on or prior to April 1, 2000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission and the Nasdaq National Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent stockholders are required by the rules promulgated by the Commission to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the 1934 Act.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during fiscal 1999, all filings required by Section 16 (a) of the 1934 Act applicable to its directors, executive officers and greater than ten percent beneficial owners were made on a timely basis.

                                 OTHER MATTERS

     Management does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Annual Meeting of Stockholders" and knows of no other business to be presented for action at the meeting. If, however, any other business should properly come before the meeting or any adjournments thereof, it is intended that all management proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

                                          FIREARMS TRAININGS SYSTEMS, INC.
                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /S/ JOHN A. MORELLI

                                          John A. Morelli
                                          SECRETARY

Dated: September 13, 1999

                                                                     FTSCM-PS-99

                        FIREARMS TRAINING SYSTEMS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 24, 1999


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, having received notice of the Annual Meeting of Stockholders and revoking all prior proxies, hereby appoints Peter A. Marino and John A. Morelli, and each of them, attorneys or attorney of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to attend the Annual Meeting of Stockholders of Firearms Training Systems, Inc. (the "Company") to be held Friday, September 24, 1999, at 10:00 A.M., Eastern Time, and any postponement or adjournment thereof, and to vote and act upon the following matters in respect of all shares of common stock of the Company that the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present.

The shares represented by this proxy will be voted as directed by the undersigned and as indicated herein. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE ELECTION OF DIRECTORS OR THE DISCRETIONARY AUTHORITY OF THE PROXIES TO VOTE UPON OTHER PROPER BUSINESS, THIS PROXY WILL BE VOTED FOR SUCH ELECTION, AND THE PROXIES, IN THEIR DISCRETION, WILL VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Attendance of the undersigned at the meeting or any postponement or adjournment will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to vote such shares in person.

           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

           IF SHARES ARE HELD BY MORE THAN ONE OWNER, EACH MUST SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, AND OTHERS SIGNING IN
            A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.


HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?

------------------------------                   ------------------------------

------------------------------                   ------------------------------

------------------------------                   ------------------------------

[X]PLEASE MARK VOTES
   AS IN THIS EXAMPLE

----------------------------------------------------- 1. ELECTION OF DIRECTORS:
          FIREARMS TRAINING SYSTEMS, INC.                To re-elect each of the
----------------------------------------------------     following nominees,
                                                         as a director of the
                                                         Company, for a term of
                                                         three years:

                                                                             For All  Withhold  For All
Mark box at right if an address   [ ]                                       Nominees             Except
change or comment has been noted                                              [ ]       [ ]       [ ]
on the reverse side of this card.                        Gilbert F. Decker
                                                         Craig I. Fields
                                                         Paul J. Zepf

CONTROL NUMBER:                                          NOTE: If you do not wish your shares voted "For"
RECORD DATE SHARES:                                      a particular nominee(s), mark the "For All Except" box
                                                         strike a line through the name(s) of the nominee(s).
                                                         Your shares will be voted for the remaining nominee(s).


                                                                                               For  Against  Abstain
                                                                                               [ ]    [ ]      [ ]
                                                         2. TO APPROVE AN AMENDMENT TO THE
                                                            CERTIFICATE OF INCORPORATION OF
                                                            THE COMPANY INCREASING THE NUMBER
                                                            OF AUTHORIZED SHARES FOR CLASS B
                                                            NON-VOTING COMMON STOCK FROM
                                ---------------------       2,200,000 SHARES TO 6,200,000 SHARES.
Please be sure to sign and date  Date
this Proxy.                     ---------------------
-----------------------------------------------------                                          For  Against  Abstain
                                                                                               [ ]    [ ]      [ ]

                                                         3. TO VOTE, IN THE PROXIES' DISCRETION,
--------Stockholder sign here----Co-owner sign here--       UPON SUCH OTHER BUSINESS AS MAY
                                                            PROPERLY COME BEFORE THE MEETING
                                                            OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
DETACH CARD                                                                                                  DETACH CARD